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                                                                EXHIBIT 10.39.01

                             FIRST AMENDMENT TO THE

                               SECURITY AGREEMENT

      This First Amendment to the Security Agreement ("Amendment") dated as of August 1, 2003, by and between WFS RECEIVABLES CORPORATION 3, a California corporation ("WFSRC3"), and WESTERN FINANCIAL BANK, a federally chartered institution (the "Bank") amends the original Security Agreement between WFSRC3 and the Bank dated March 7, 2003 (the "Agreement").

                                    RECITALS

      WHEREAS, the parties desire to amend the Agreement to redefine the term "Collateral"; and

      WHEREAS, the parties further desire to amend the Agreement to automatically subordinate the Bank's interest in that portion of the Collateral, including but not limited to Contracts, proceeds from the Contracts, and amounts held in a spread account or similar account related to the securitization of Contracts ("Pledged Collateral"), that is transferred, granted or pledged to an owner trust or other entity established by the Borrower in connection with the securitization of Contracts by the Borrower and the issuance of one or more notes or other securities backed by the Collateral.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises set forth herein, and in reliance upon the recitals set forth above, the parties agree as follows:

1. The last sentence in Section 1 Grant of Security Interest is amended and restated in its entirety as follows:

      As used herein, the term "Collateral" shall mean, any and all assets and properties, if any, pledged from time to time by the Borrower to the Bank pursuant to any Loan Documents to secure all or a portion of the Obligations.

2. The heading for Section 1 is amended to read: Grant of Security Interest; Subordination and the existing unnumbered paragraph is designated as section 1.1.

3.    A new Section 1.1 is inserted to state the following:

      The Bank hereby agrees that upon the transfer, grant, or pledge of the any portion of Collateral, including but not limited to Contracts, proceeds from the Contracts, and amounts held in a spread account or similar account related to the securitization of Contracts ("Pledged Collateral"), by the Borrower in favor of an owner trust or other entity established by the Borrower in connection with the securitization of Contracts by the Borrower and the issuance of one or more notes or other securities backed by the Collateral, the security interest of the Bank in the Pledged Collateral shall be immediately and without further action of the Bank subordinated to the rights of such owner trust or other entity and any assignee or pledgee of the owner trust or other entity,
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      including but not limited to the holders of any notes or other securities issued by the owner trust or other entity secured in whole or in part by the Collateral or any part thereof, effective as of the date of that transfer or grant.

4. Except as specifically amended herein, all terms of the Agreement shall remain in full force and effect.

5. Capitalized terms not defined herein shall have the meanings as set forth in the Agreement.

      WHEREFORE, the undersigned have executed this Agreement on the date set forth below to be effective as of the date first set forth above.

WFS RECEIVABLES CORPORATION 3                 WESTERN FINANCIAL BANK

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John Coluccio, President                      Lee A. Whatcott,
                                              Senior Executive Vice President
                                              and Chief Financial Officer